UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

MATTSON TECHNOLOGY, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-24838	77-0208119
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47131 Bayside Parkway
Fremont, California    94538
(Address of Principal Executive Offices including Zip Code)
(510) 657-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On October 21, 2014, Mattson Technology, Inc. (the "Company") and Silicon Valley Bank (the "Bank"), as "lender" and "agent", entered into an amendment to the existing credit agreement, dated as of April 12, 2013, between the Company and the Bank (the “Credit Agreement”). This amendment, among other things: allows us to make a one-time request to increase the existing credit facility up to an additional $25.0 million; extends the term of the credit facility to October 12, 2017; improves the advance rate of our borrowing base calculation; lowers the currently effective interest rate on any outstanding borrowings by approximately 1.00%; reduces our minimum consolidated EBITDA covenant; and removes certain financial covenants when we maintain a specific liquidity level of cash, cash equivalents and availability under the Credit Agreement of $30.0 million or greater. As of September 28, 2014, the Company had no outstanding borrowings under the credit facility.

The foregoing summary of the amendment is subject to, and qualified in its entirety by, the full text of the amendment attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit	Description
10.1	Amendment Agreement No. 4 dated October 21, 2014 by and between Mattson Technology, Inc. and Silicon Valley Bank.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2014	Mattson Technology, Inc.

By: /s/ TYLER PURVIS
Tyler Purvis SVP, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

Index to Exhibits

Exhibit Number	Description
10.1	Amendment Agreement No. 4 dated October 21, 2014 by and between Mattson Technology, Inc. and Silicon Valley Bank.